Exhibit 4.87

Execution Version

SOHU.COM (GAME) LIMITED (as Mortgagor)

and

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, TOKYO BRANCH (as Mortgagee)

EQUITABLE SHARE MORTGAGE

relating to shares in Changyou.com Limited

94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands

T +1 345 949 4123 F +1 345 949 4647

BVI | CAYMAN ISLANDS | GUERNSEY | HONG KONG | JERSEY | LONDON	mourant.com

Table of Contents

1.	INTERPRETATION	1

2.	UNDERTAKING TO PAY	3

3.	CREATION OF SECURITY	3

4.	DOCUMENTS TO BE DELIVERED	4

5.	DISTRIBUTION AND VOTING RIGHTS	6

6.	REPRESENTATIONS	6

7.	MORTGAGOR’S UNDERTAKINGS	9

8.	FURTHER ASSURANCE	10

9.	ENFORCEMENT OF SECURITY	10

10.	APPOINTMENT AND POWERS OF RECEIVER	12

11.	PROTECTION OF THIRD PARTIES	13

12.	APPLICATION OF PROCEEDS	13

13.	POWER OF ATTORNEY	13

14.	GENERAL PROVISIONS	14

15.	PROTECTION OF SECURITY	16

16.	SET-OFF	19

17.	ASSIGNMENT	19

18.	COSTS AND EXPENSES AND INDEMNITY	19

19.	RELEASE	20

20.	COMMUNICATIONS	20

21.	COUNTERPARTS	21

22.	GOVERNING LAW AND JURISDICTION	21

Schedule 1. Initial Shares		23

Schedule 2. Form of share transfer form		24

Schedule 3. Form of deed of appointment		25

Schedule 4. Form of letter of resignation		26

Schedule 5. Form of letter of authorisation		27

Schedule 6. Form of letter agreement		28

Schedule 7. Form of letter of undertaking		31

i

THIS DEED is made on                      2020 between:

(1)

SOHU.COM (GAME) LIMITED, an exempted company incorporated in the Cayman Islands, with registered number 204645, whose registered office is at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the Mortgagor); and

(2)	INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, TOKYO BRANCH, of Shin-Marunouchi Building 12F, 1-5-1 Marunouchi, Chiyoda-ku, Tokyo, Japan, 100-6512 (the Mortgagee).

INTRODUCTION

(A)	The Lender proposes to make finance facilities available to the Mortgagor under the Facility Agreement.

(B)

Pursuant to the terms of the Merger Agreement, Changyou Merger Co. Limited (an exempted company incorporated with limited liability under the laws of the Cayman Islands (registration number 358665)), will merge with and into with the Company continuing as the surviving company resulting from the merger on and from the Effective Time.

(C)	It is a condition to the Facility Agreement that the Mortgagor enter into this Deed.

IT IS AGREED as follows.

1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this Deed unless the context requires otherwise.

Additional Securities means (following the Effective Time) any shares of any class in, or warrants or other securities of any kind issued by, the Company but only to the extent such shares, warrants or other securities are issued or distributed to the Mortgagor in the form of, or as, a dividend or other distribution of such shares, warrants or other securities on or with respect to the Initial Shares (and in which the Mortgagor acquires any interest (whether legal and/or beneficial) at any time after executing this Deed).

Business Day means:

(a)	(in the case of delivery of a communication under this Deed) a weekday that is not a public holiday in the place of receipt; and

(b)	(in any other case) a weekday that is not a public holiday in the Cayman Islands.

Collateral means the Securities and any Related Assets held by the Mortgagor.

Companies Law means the Companies Law (2020 Revision).

Company means Changyou.com Limited, an exempted company incorporated in the Cayman Islands, with registered number 192730, whose registered office is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

Delegate means any attorney or agent appointed by the Mortgagee or a Receiver under this Deed.

Effective Time has the meaning given to that term in the Facility Agreement.

Facility Agreement means the facility agreement dated on or about the date of this Deed between (among others) the Mortgagor and the Lender, and includes each amendment or supplement to it (whether or not the amendment or supplement extends, varies or increases the amount of, any existing finance facility or provides for any additional or replacement finance facility).

Initial Shares means the shares in the Company identified in Schedule 1 (Initial Shares) which will, on the Effective Time, be registered in the name of the Mortgagor in the Register of Members.

Receiver means any administrative receiver, receiver and manager or receiver who is appointed as receiver by the Mortgagee under this Deed.

Register of Members means the register of members of the Company maintained by (or on behalf of) the Company in accordance with the Companies Law.

Registrar means the Registrar of Companies of the Cayman Islands.

Related Assets means any:

(a)	dividend, interest or other income or distribution (whether in cash or otherwise) paid or payable in relation to any Securities; and

(b)

other right, money, security or other property that accrues or arises at any time and in any way (including by way of sale, redemption, substitution, conversion, exchange, bonus issue, preference or option) in relation to any Securities.

Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Company to the Lender under each Finance Document.

Securities means the Initial Shares and any Additional Securities.

Security Interest means any mortgage, charge, pledge, lien, assignment by way of security, encumbrance or other security interest securing an obligation of any person or any other agreement or arrangement having a similar effect.

Security Period means the period beginning on the date of this Deed and ending on the date on which the Mortgagee is reasonably satisfied that all of the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full and no further Secured Liabilities are capable of being outstanding.

1.2	Facility Agreement definitions

Definitions in the Facility Agreement apply in this Deed unless the relevant term is defined in this Deed or the context requires otherwise.

1.3	Interpretation

The following rules apply in this Deed unless the context requires otherwise.

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and the converse.

(c)	A gender includes all genders.

(d)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	Mentioning anything after include, includes or including does not limit what else might be included.

(f)	A reference to a Clause, Schedule or paragraph is to a clause, schedule or paragraph of this Deed.

(g)	A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(h)

A reference to any legislation (or any provision of it) includes a modification or re-enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

(i)	A reference to any person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(j)	A reference to a party to this Deed or any other document includes any successor or permitted transferee or assignee of that party.

(k)	An Event of Default is continuing if it has not been remedied or waived.

(l)	A reference to the Collateral includes any part of it.

(m)	A reference to an asset includes any real or personal, present or future, tangible or intangible property or asset and any right, interest or benefit in, under, or derived from, the property or asset.

(n)

A reference to the Mortgagor acquiring any Collateral is to it obtaining any interest (whether legal and/or beneficial) in that Collateral in any way, including by way of purchase, substitution, conversion, exchange, bonus issue, preference or option.

(o)	A reference to writing includes any means of reproducing words in a permanently visible form.

1.4	Deed

It is intended that this Deed will take effect as a deed even if a party to it only executes it under hand.

1.5	Third party rights

(a)

Unless expressly stated to the contrary in this Deed, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Law, 2014 to enjoy the benefit of, or enforce any term of, this Deed.

(b)	Notwithstanding any other provisions in this Deed, this Deed may also be discharged or varied in accordance with the Facility Agreement.

2.	UNDERTAKING TO PAY

The Mortgagor must pay or discharge the Secured Liabilities in the manner, and at the times, provided for in the Finance Documents.

3.	CREATION OF SECURITY

3.1	Mortgage

(a)	The Mortgagor mortgages by way of first equitable mortgage, with effect from the Effective Time, all of its rights, title and interest in, to and under, the Collateral.

(b)

If an Event of Default is continuing, the Mortgagee may convert the equitable mortgage created by this Clause into a legal mortgage by completing and dating any instrument of transfer for the Collateral and causing it to be registered in the name of the Mortgagee or its nominee. The Mortgagee may do so without exercising any power of sale.

3.2	Charge

With effect from the Effective Time, to the extent that any Collateral is not effectively mortgaged under Clause 3.1 (Mortgage), the Mortgagor charges by way of first fixed charge all of its rights, title and interest in, to and under, the Collateral.

3.3	Nature of security

The security created by this Deed:

(a)	is created in favour of the Mortgagee;

(b)	is first ranking and has priority over all other Security Interests over the Collateral;

(c)	is created over all present and future Collateral;

(d)	is a continuing security; and

(e)	secures the due and punctual payment and discharge of all the Secured Liabilities.

4.	DOCUMENTS TO BE DELIVERED

4.1	Initial Shares

(a)	Within five Business Days of the Effective Time, the Mortgagor must deliver to the Mortgagee:

(i)

each original share certificate for the Initial Shares or confirmation in writing that no share certificate has been issued for any Initial Shares or confirmation in writing of loss of share certificate;

(ii)	a signed (but undated) share transfer form for the Initial Shares in the form set out in Schedule 1 (Form of share transfer form) with the name of the transferee left blank;

(iii)	a signed (but undated) deed of appointment relating to the Initial Shares in the form set out in Schedule 3 (Form of deed of appointment);

(iv)	a certified copy of the Company’s register of directors;

(v)	a signed (but undated) letter of resignation from each director of the Company in the form set out in Schedule 4 (Form of letter of resignation);

(vi)	a signed and dated letter of authorisation from each director of the Company in the form set out in Schedule 5 (Form of letter of authorisation);

(vii)

a signed and dated letter agreement to the Company’s registered office provider in the form set out in Schedule 6 (Form of letter agreement) (which signed letter agreement shall be delivered by, or on behalf of, the Company to its registered office provider); and

(viii)	a signed and dated letter of undertaking from the Company in the form set out in Schedule 7 (Form of letter of undertaking).

(b)	Within five Business Days of the Effective Time, the Mortgagor must deliver to the Mortgagee a certified copy of the Register of Members which shows the following notation in an appropriate place:

SOHU.COM (GAME) LIMITED has created a mortgage and charge over 14,350,000 Class B ordinary shares registered in its name in favour of INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, TOKYO BRANCH under an equitable share mortgage dated [●] between SOHU.COM (GAME) LIMITED and INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, TOKYO BRANCH. This note was entered on the Company’s register of members on [●];

(c)

Within five Business Days of the Effective Time, the Mortgagor must deliver to the Mortgagee a certified copy of the register of mortgages and charges maintained by the Mortgagor under the Companies Law which shows particulars of the security created by this Deed.

4.2	Additional Securities

(a)	On each date on which the Mortgagor acquires any Additional Securities, the Mortgagor must immediately deliver to the Mortgagee:

(i)

each original share certificate for the Additional Securities (or confirmation in writing that no share certificate has been issued for any Additional Securities or confirmation in writing of loss of share certificate) or (in the case of any Additional Securities that are not shares) other certificates or evidence of title for the Additional Securities;

(ii)	a signed (but undated) share transfer form for the Additional Securities in the form set out in Schedule 1 (Form of share transfer form) with the name of the transferee left blank;

(iii)	a signed (but undated) deed of appointment relating to the Additional Securities in the form set out in Schedule 3 (Form of deed of appointment); and

(iv)

in the case of any Additional Securities that are not shares, any signed (but undated) instrument of transfer with the name of the transferee left blank, register or other document, evidence or annotation that the Mortgagee may reasonably request to create, perfect or protect the security created over the Additional Securities by this Deed.

(b)

Within five Business Days of each date on which the Mortgagor acquires any Additional Securities, the Mortgagor must deliver to the Mortgagee a certified copy of the Register of Members, annotated in the manner specified in paragraph (b) of Clause 4.1 (Initial Shares), to show particulars of the security created over the Additional Securities by this Deed.

4.3	New directors

(a)	Within five Business Days of each date on which a person is appointed as a director of the Company, the Mortgagor must deliver to the Mortgagee:

(i)	a signed (but undated) letter of resignation from the person in the form set out in Schedule 4 (Form of letter of resignation);

(ii)	a signed and dated letter of authorisation from the person in the form set out in Schedule 5 (Form of letter of authorisation); and

(b)

Within five Business Days of each date on which a person is appointed as a director of the Company, the Mortgagor must deliver to the Mortgagee a certified copy of the Company’s register of directors and officers.

4.4	Form of documents

Each document to be delivered, or annotation or registration to be made, under this Clause must be reasonably satisfactory to the Mortgagee in form and substance.

5.	DISTRIBUTION AND VOTING RIGHTS

5.1	Distribution rights

(a)

If no Event of Default is continuing and any dividend, interest or other income or distribution permitted to be paid under the Facility Agreement is paid (whether in cash or otherwise) in relation to any Collateral, it will belong to, and must be paid to, the Mortgagor.

(b)

If an Event of Default is continuing and any dividend, interest or other income or distribution is paid (whether in cash or otherwise) in relation to any Collateral, it will belong to the Mortgagee and:

(i)	the Mortgagor must (if paid to it) immediately pay the amount to the Mortgagee (or any person nominated by it), and before making payment, will hold the amount on trust for the Mortgagee; and

(ii)	the Mortgagee may (in its discretion) apply the amount to reduce the Secured Liabilities.

5.2	Voting rights

(a)

If no Event of Default is continuing, the Mortgagor may exercise (or cause to be exercised) any voting rights or other rights or powers attaching to the Collateral. The Mortgagor must not do anything under this paragraph which is prejudicial to the interests of the Mortgagee or inconsistent with the terms of this Deed or any other Finance Document.

(b)

If an Event of Default is continuing, any voting rights or other rights or powers attaching to the Collateral may only be exercised by, or at the direction of, the Mortgagee. The Mortgagee may (in its discretion) complete any deed of appointment delivered to it under this Deed and exercise any voting rights and any other rights or powers which may be exercised by the legal or beneficial owner of the Collateral.

6.	REPRESENTATIONS

6.1	Time for making representations

(a)	The Mortgagor makes each representation in this Clause on the date of this Deed.

(b)	The Mortgagor is taken to repeat each representation in this Clause on:

(i)	the Effective Time;

(ii)	on each date on which any representation is repeated under the Facility Agreement; and

(iii)	on each date on which any Additional Securities are acquired by the Mortgagor.

(c)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

6.2	Status

It is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

6.3	Power and authority

It has the power to enter into, and perform its obligations under, and has taken all necessary action to authorise its entry into, and its performance of its obligations under, this Deed and the transactions contemplated by this Deed.

6.4	Solvency

It is solvent and able to pay its debts as they fall due and (to the best of its knowledge) no action has been taken by any person to commence or threaten any insolvency, administration, reorganisation or similar proceedings in respect of or against it.

6.5	No conflict

Its entry into, and the performance of its obligations under, this Deed and the transactions contemplated by this Deed do not, and will not, conflict with:

(a)	any law or regulation applicable to it;

(b)	its or the then effective Company’s constitutional documents as at the Effective Time; or

(c)	any document binding on it or any of its assets.

6.6	Authorisations

It has obtained any Authorisation necessary to enable it to enter into, and perform its obligations under, this Deed and the transactions contemplated by this Deed and each Authorisation is in full force and effect.

6.7	No documentary taxes

No stamp, registration, notarial or similar tax or fee is payable on, or in relation to, this Deed and the transactions contemplated by this Deed except that nominal stamp duty of up to CI$500 will be payable if this Deed is executed in, or an original copy of it is brought into, the Cayman Islands.

6.8	Governing law and enforcement

The choice of Cayman Islands law as the governing law of this Deed, and any judgment obtained in the Cayman Islands in connection with this Deed, will be recognised and enforced in its jurisdiction of incorporation.

6.9	Legal validity

Subject to general equitable principles, insolvency laws and other laws affecting creditors’ rights generally, its obligations under this Deed are legal, valid, binding and enforceable.

6.10	Ownership

(a)	From the Effective Time, it will be the sole legal and beneficial owner of the Collateral free of any Security Interest other than the security created by this Deed.

(b)	Except for this Deed, it has not transferred, sold, granted any option over, or otherwise disposed of, or created any interest in, any Collateral.

6.11	Securities

(a)	All Securities comprised in the Collateral will, from the Effective Time, be properly issued and fully paid and it does not owe any money or other liability in relation to any Collateral.

(b)	The Initial Shares comprise 20% of the issued and outstanding shares of the Company as at the Effective Time.

(c)	All documents or certificates of title to the Securities delivered to the Mortgagee under this Deed are the only documents or certificates of title for the Securities.

(d)

Other than the Company’s memorandum and articles of association, from the Effective Time, there are no documents or arrangements in force governing the relationship between the shareholders of the Company, the management of the Company or the issue or ownership of shares in the Company.

6.12	No restrictions on transfer

(a)	The Collateral is not subject to any:

(i)	option, pre-emptive right or similar right or any other third party interest; or

(ii)	restriction or prohibition on transfer which would restrict or prohibit any transfer to or by the Mortgagee (or any nominee appointed by it) under this Deed.

(b)	The Mortgagee does not need to obtain the consent or approval of any person to:

(i)	exercise any of its rights under, or to enforce the security created by, this Deed; or

(ii)	transfer any Collateral to itself or any other person under this Deed.

6.13	No restrictions notice

The Collateral is not subject to any restrictions notice (as defined in the Companies Law).

6.14	Security

(a)	This Deed creates the security it intends to create.

(b)	The security created by this Deed is first ranking and is not liable to be avoided or otherwise set aside on the insolvency, liquidation or administration of the Mortgagor or otherwise.

6.15	No filing or registration

This Deed does not need to be filed, recorded or registered at any governmental, administrative or other authority or court in any jurisdiction to perfect the security created by it or to establish its priority or enforceability.

6.16	Finance Documents

It has received a copy of each Finance Document.

7.	MORTGAGOR’S UNDERTAKINGS

The Mortgagor undertakes to the Mortgagee as follows.

7.1	Ownership

Subject only to this Deed, it will, from the Effective Time, be and remain the sole legal and beneficial owner of the Collateral.

7.2	Calls and other obligations

It will pay all calls and other payments in respect of the Collateral and will remain liable to observe and perform all other obligations in respect of the Collateral.

7.3	Restrictions on dealing

(a)	It will not (without the prior written consent of the Mortgagee) take or permit any action that may result in:

(i)

the Company’s memorandum or articles of association being amended in any way which is prejudicial to the interests of the Mortgagee in any material respect or inconsistent in any material respect with the terms of this Deed or any other Finance Document;

(ii)	the Company paying, making or distributing any Related Asset unless it is permitted to do so under the Facility Agreement;

(iii)	any rights attaching to any Collateral being altered;

(iv)	any replacement certificates of title being issued for any Collateral;

(v)	the appointment of any director of the Company unless the Mortgagee is provided with each document specified in Clause 4.3 (New directors) on the date of appointment;

(vi)	a change in the Company’s registered office address or registered office provider;

(vii)	the Company’s registered office provider ceasing to maintain the Register of Members;

(viii)	the Company merging or consolidating with any other body corporate, unless otherwise permitted under the Facility Agreement;

(ix)	the Company being liquidated; or

(x)	the Company ceasing to be registered under the Companies Law or in good standing with the Registrar.

(b)

It will not (without the prior written consent of the Mortgagee) transfer, sell, grant any option over, surrender, redeem or otherwise dispose of, part with possession of, or (except as permitted by Clause 5 (Distribution and voting rights)) deal with, any Collateral or permit any of these things to happen.

(c)	It will not (without the prior written consent of the Mortgagee) create, or allow to exist, any Security Interest or other third party interest over any Collateral.

7.4	No other acts

It will not do or permit to be done (or omit to do or permit to be done) anything that may in any way:

(a)	materially diminish or materially adversely affect the value of any Collateral; or

(b)	adversely affect the security created by this Deed.

7.5	Documents and information

(a)

Immediately upon receipt, it will deliver to the Mortgagee a copy of any communication or other document relating to any Collateral that would reasonably be considered to be material to the security created by this Deed.

(b)	It will promptly disclose to the Mortgagee any information relating to any Collateral that the Mortgagee may reasonably request.

7.6	Receipts

If the Mortgagee or any Receiver or Delegate sells any Collateral under this Deed, it will, immediately on request, deliver a valid receipt for the proceeds of sale of the Collateral to the purchaser.

8.	FURTHER ASSURANCE

8.1	Further assurance

The Mortgagor must (at its own cost and expense) take any action the Mortgagee or a

Receiver may reasonably require to:

(a)	create, perfect, register or protect any security intended to be created by this Deed; or

(b)	facilitate the realisation of any Collateral or the exercise any right, power or discretion in respect of the Collateral conferred on the Mortgagee or any Receiver by this Deed or provided by law.

8.2	Actions

The things that the Mortgagor must do under this Clause include:

(a)	executing any power of attorney, mortgage, charge, transfer, assignment or assurance of any property or rights whether to the Mortgagee, its nominee or otherwise; or

(b)	giving any notice, order or direction or making any registration or filing,

the Mortgagee considers reasonably necessary or desirable.

9.	ENFORCEMENT OF SECURITY

9.1	When security becomes enforceable

The security created by this Deed becomes enforceable immediately if an Event of Default is continuing.

9.2	Exercise of Mortgagee’s powers

After the security created by this Deed becomes enforceable, the Mortgagee may (in its discretion) exercise (or refrain from exercising) any power of enforcement under this Deed or provided by law:

(a)	without notice to the Mortgagor (unless otherwise required under the Facility Agreement) or prior authorisation from any court or any person; and

(b)	in respect of all or any part of the Collateral in any way it thinks fit.

9.3	Mortgagee’s powers

(a)	The Mortgagee’s powers of enforcement include the power to:

(i)	assume control of, and to have it or its nominee registered as holder of legal title to, any Collateral;

(ii)	sell, exchange, grant options over, or otherwise dispose of, any Collateral by any method, at any time and on any terms, it thinks fit or to postpone doing of any of these things;

(iii)	complete, date and deliver any document delivered to it under this Deed; and

(iv)	exercise any other right, power or remedy given to it under this Deed (including to appoint a Receiver) or provided by law.

(b)	The Mortgagee may do (or refrain from doing) any of these things in any manner it thinks fit.

9.4	Prior Security Interests

(a)	In addition to the Mortgagee’s powers under Clause 9.3 (Mortgagee’s powers), the Mortgagee may:

(i)	redeem any prior Security Interest against any Collateral;

(ii)	procure the transfer of the Security Interest to it; or

(iii)	settle and pass the accounts of the holder of the Security Interest, and those accounts will be, in the absence of manifest error, conclusive and binding on the Mortgagor.

(b)

The Mortgagor must pay the Mortgagee, immediately on demand, any reasonable and documented out-of-pocket cost or expense (including any principal or interest) incurred by it in connection with any redemption or transfer.

9.5	Powers conferred by law

The powers conferred on mortgagees by law are exercisable at any time after the security created by this Deed becomes enforceable.

9.6	No liability as mortgagee in possession

Neither the Mortgagee nor any Receiver will be liable, by reason of entering into possession of any Collateral, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable, except to the extent resulting from any deliberate misconduct or deliberate default of the Mortgagee or any Receiver.

9.7	Contingencies

If the security created by this Deed is enforced at a time when no amount is due in respect of the Secured Liabilities or any Secured Liabilities are contingent or future, the Mortgagee or any Receiver may pay the proceeds of any recoveries made by it into any account to be held by it as security and applied in accordance with the terms of this Deed.

10.	APPOINTMENT AND POWERS OF RECEIVER

10.1	Appointment

(a)	The Mortgagee may appoint a Receiver in relation to any Collateral if:

(i)	the security created by this Deed becomes enforceable; or

(ii)	the Mortgagor requests it to do so in writing.

(b)	If the Mortgagee appoints more than one Receiver in relation to any Collateral, each Receiver may act individually unless the Receiver’s terms of appointment state otherwise.

10.2	Removal

The Mortgagee may remove any Receiver appointed by it and may appoint a new Receiver in place of any Receiver whose appointment has terminated for any reason.

10.3	Remuneration

The Mortgagee may fix the remuneration of any Receiver appointed by it.

10.4	Agent of Mortgagor

A Receiver will be an agent of the Mortgagor. The Mortgagor is solely responsible for any contracts, engagements, acts, omissions, defaults and losses of a Receiver and for any liabilities incurred by a Receiver, except to the extent resulting from any deliberate misconduct or deliberate default of any such Receiver.

10.5	Exercise of Receiver’s powers by Mortgagee

To the extent permitted by law, any right, power or discretion conferred on a Receiver by this Deed or provided by law may, after the security created by this Deed becomes enforceable, be exercised by the Mortgagee in relation to any Collateral. The Mortgagee may do so without first appointing a Receiver or even if it has appointed a Receiver.

10.6	Receiver’s powers

In addition to any powers provided by law, and except to the extent specifically excluded by a Receiver’s terms of appointment, each Receiver has power to do anything in relation to the Collateral that the Mortgagor could do. This includes power to:

(a)	take possession of, get in and collect, any Collateral;

(b)	raise or borrow money and grant security over any Collateral on any terms the Receiver thinks fit;

(c)	sell, exchange, grant options over, or otherwise dispose of, any Collateral by any method, at any time and on any terms, the Receiver thinks fit or to postpone doing of any of these things;

(d)	appoint or remove any manager, officer, attorney or accountant or other professionally qualified person to assist with the performance of the Receiver’s functions;

(e)	bring, defend or abandon, any action or proceedings in relation to any Collateral;

(f)	make any arrangement or compromise in relation to any Collateral;

(g)	exercise any voting or other rights in relation to any Collateral;

(h)	give a valid receipt for any moneys and execute any assurance or thing which the Receiver thinks necessary or desirable for realising any Collateral;

(i)	(subject to any limitation in the Receiver’s terms of appointment) delegate any of the Receiver’s powers to any person on any terms the Receiver thinks fit; and

(j)

do all acts and things the Receiver considers necessary or desirable to protect, improve or realise any Collateral, or incidental or conducive, to the exercise of any of the Receiver’s rights, powers or discretions.

11.	PROTECTION OF THIRD PARTIES

No person (including a purchaser) dealing with the Mortgagee or any Receiver or Delegate need enquire as to:

(a)	whether or not an Event of Default is continuing;

(b)	whether the Secured Liabilities have become due or payable;

(c)	whether any right or power which the Mortgagee, Receiver or Delegate is attempting to exercise has become exercisable or is being properly exercised; or

(d)	how any money paid to the Mortgagee or Receiver will be applied.

12.	APPLICATION OF PROCEEDS

12.1	Application of proceeds

All moneys received or recovered by the Mortgagee or any Receiver under this Deed after the security created by this Deed has become enforceable will be applied in accordance with the following order of priority:

(a)	first in paying or providing for all costs and expenses incurred by the Mortgagee or any Receiver under, or in connection with, this Deed (including any Receiver’s remuneration);

(b)	secondly in paying or providing for the Secured Liabilities; and

(c)	thirdly in paying the surplus (if any) to the Mortgagor or other person entitled to it.

12.2	Prior claims

This Clause is subject to the payment of any claims having priority over the security created by this Deed.

12.3	Shortfall

This Clause does not prejudice the right of the Mortgagee to recover any shortfall from the Mortgagor.

13.	POWER OF ATTORNEY

13.1	Power

The Mortgagor, by way of security, irrevocably appoints the Mortgagee, any Receiver and any Delegate individually to be its attorney (with full power to appoint substitutes and to delegate) to do any act or thing, and execute (under hand or seal) and deliver any deed or document of any kind, which the Mortgagee, Receiver or Delegate (in its discretion) reasonably considers necessary or desirable to:

(a)	create, perfect, register, maintain or give full effect to, the security intended to be created by this Deed;

(b)	more satisfactorily secure any Collateral;

(c)	make any claim, take any action or bring any proceedings, to protect the security created by this Deed;

(d)	exercise any right, power or remedy under this Deed, including to:

(i)	complete, date and deliver any document delivered under Clause 4 (Documents to be delivered); and

(ii)	exercise any voting rights which may be exercised by the Mortgagor in relation to any Collateral;

(e)	do anything that the Mortgagor is required to do under this Deed; and/or

(f)	remedy any breach of this Deed by the Mortgagor.

13.2	Ratification

The Mortgagor ratifies and confirms anything that an attorney may do in the proper exercise or intended exercise of the powers conferred by this Clause.

14.	GENERAL PROVISIONS

14.1	Payments by Mortgagor

(a)	All payments by the Mortgagor under this Deed must be made without set-off, counterclaim or deduction of any kind.

(b)

If the Mortgagor is required by the law of any jurisdiction to deduct any amount (whether on account of tax or otherwise) from any payment under this Deed, it must pay any additional amount that is necessary to ensure that the Mortgagee or any Receiver receives a net amount equal to the full amount of the original payment.

14.2	New account

(a)	If the Mortgagee receives any actual or constructive notice of a subsequent Security Interest affecting any Collateral, it may open a separate account in its records in the name of the Mortgagor.

(b)	If the Mortgagee does not open a new account, it will be treated as if it had done so at the time it received actual or constructive notice of the subsequent Security Interest.

(c)

From the time the new account is opened or taken to be open, all payments to the Mortgagee will be credited or treated as having been credited to the new account and will not operate to reduce the Secured Liabilities.

14.3	Delegation by Mortgagee

(a)

The Mortgagee or (subject to any limitation in the Receiver’s terms of appointment) any Receiver may delegate by power of attorney or in any other manner any right, power or discretion exercisable by it under this Deed.

(b)	Any delegation may be made on any terms (including the power to sub-delegate), and to any person, the Mortgagee or Receiver thinks fit.

(c)

Neither the Mortgagee nor any Receiver will be liable or responsible for any loss or liability arising from any act, default, omission or misconduct by any delegate or sub-delegate, unless such loss or liability arises or results from any deliberate misconduct or deliberate default of any such delegate or sub-delegate.

14.4	Discretion and consents

Except where expressly stated otherwise, the Mortgagee or any Receiver or Delegate may:

(a)	give or withhold or give conditionally any approval or consent;

(b)	be satisfied or not satisfied as to any matter or thing;

(c)	form any opinion; and

(d)	exercise any right, power or discretion,

in the person’s sole discretion having regard to the interests of the Mortgagee alone.

14.5	Rights cumulative

(a)	The rights of the Mortgagee and any Receiver under this Deed:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights provided by law; and

(iii)	may only be waived in writing and specifically.

(b)	Any delay in exercising, or the non-exercise of, any right is not a waiver of that right.

14.6	No obligation to perform, etc

Neither the Mortgagee nor any Receiver need in relation to any Collateral:

(a)	perform any obligation of the Mortgagor;

(b)	make any payment;

(c)	enquire as to the nature or sufficiency of any payment received by it or the Mortgagor; or

(d)	present or file any claim, or take any other action, to collect or enforce the payment of any amount to which it is entitled under this Deed.

14.7	Payment of Mortgagor’s obligations

(a)

If the Mortgagor has failed to do so, the Mortgagee or any Receiver may pay any liability of the Mortgagor in relation to any Collateral. Any payment made by the Mortgagee or any Receiver will form part of the Secured Liabilities.

(b)	The Mortgagor must reimburse the Mortgagee or Receiver immediately on demand for any payment made by it under this Clause.

14.8	Protection of Mortgagee, Receiver etc

To the extent permitted by law and unless otherwise expressly provided in this Deed, neither the Mortgagee nor any Receiver or Delegate will be liable for any:

(a)	conduct, delay, negligence or breach of duty in the exercise or non-exercise of any right, power or discretion under this Deed or provided by law; or

(b)	loss (including consequential loss) which results,

except where it arises from the person’s deliberate misconduct or deliberate default.

14.9	Change in Mortgagee

This Deed will remain valid and enforceable despite any change in the name, composition or constitution of the Mortgagee or any merger, amalgamation or consolidation by the Mortgagee with any other body corporate.

14.10	Currency conversion

(a)	The Mortgagee or any Receiver may convert any moneys received, recovered or realised by it under this Deed from their existing currency into any other currency it thinks fit.

(b)	Any conversion will be made at a market rate and any commissions or charges payable in respect of the conversion will form part of the Secured Liabilities.

14.11	Certificate conclusive

Any certificate or determination by the Mortgagee as to the amount of any Secured Liability is, in the absence of manifest error, conclusive.

14.12	Severability

If any provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, this will not affect the legality, validity or enforceability in:

(a)	that jurisdiction of any other provision of this Deed; or

(b)	any other jurisdiction of that or any other provision of this Deed. 14.13 Time of the essence

Time is of the essence for the purposes of this Deed, both as regards the dates and periods mentioned in any Finance Document and any dates and periods which the Mortgagor and the Mortgagee agree in writing to substitute for them.

14.14	Variations in writing

No variation to this Deed will be valid unless it is in writing and signed on behalf of each party to this Deed.

14.15	Failure to execute

If, for any reason, a party to this Deed fails to execute it on or before the date on which it is dated, it will be valid and binding on those parties who have executed it. That party may execute and deliver this Deed on any later date and will become bound by it with effect from that date.

15.	PROTECTION OF SECURITY

15.1	Continuing security

The security created by this Deed is a continuing security for, and will extend to the ultimate balance of, the Secured Liabilities regardless of any intermediate payment or discharge in whole or part.

15.2	Application of this Deed

The Mortgagor intends that the security created by this Deed, and its obligations under this Deed, will extend to any transfer, variation, increase, extension, replacement or addition of, or to, any Finance Document and/or any finance facility or amount made available under any Finance Document for any purpose, even if it is fundamentally different or more onerous.

15.3	Avoidable payments

If the Mortgagee considers any amount paid by the Mortgagor in respect of the Secured Liabilities is capable of being avoided or set aside on the insolvency, liquidation or administration of the Mortgagor or otherwise, that amount is not considered to have been paid for the purposes of this Deed.

15.4	Reinstatement

(a)

If any release (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or part on the faith of any payment, security or other disposition which is reduced, avoided or liable to be reduced or avoided by any insolvency, breach of duty or otherwise, the liability of the Mortgagor under, and the security created by, this Deed will continue or be reinstated as if the release or arrangement had not occurred.

(b)	The Mortgagee may concede or compromise any claim that any payment, security or other disposition is liable to be avoided or restored.

(c)	This Clause continues to apply after this Deed has been discharged.

15.5	Appropriations

Until the Security Period has ended, the Mortgagee (or any trustee or agent on its behalf) or Receiver may, without affecting the liability of the Mortgagor under this Deed:

(a)

refrain from applying or enforcing any moneys, security or rights held or received by it in respect of the Secured Liabilities or apply or enforce them in any manner or order it thinks fit (whether against the Secured Liabilities or otherwise); and

(b)	hold in a suspense account any moneys received from the Mortgagor or on account of the Secured Liabilities.

15.6	Waiver of defences

The obligations of the Mortgagor under this Deed will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any obligation or liability of the Mortgagor under this Deed (whether or not known to it), including:

(a)	any time, waiver, concession or indulgence granted to any person;

(b)	the release of any person under any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over, any assets of any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of, or dissolution or change in the members or status of, any person;

(f)

any amendment (however fundamental or onerous) or replacement of any Finance Document or any other document or security (including any change in the purpose of, any extension of, or any increase in, any finance facility provided under or pursuant to any Finance Document);

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

(h)	any insolvency, liquidation or similar proceedings.

15.7	No competition

(a)

Until the Security Period has ended, the Mortgagor may not (unless the Mortgagee directs it to do so in writing) after any claim has been made against it, or by virtue of any payment or performance by it, under this Deed:

(i)	be subrogated to any rights, security or moneys held, received or receivable by the Mortgagee (or any trustee or agent on its behalf) or Receiver;

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Secured Liabilities;

(iii)	claim, rank, prove or vote as a creditor of any person or any person’s estate in competition with the Mortgagee (or any trustee or agent on its behalf) or Receiver;

(iv)	receive, claim or have the benefit of, any payment, distribution or security from, or on account of, any Obligor; or

(v)	exercise any right of set-off against any Obligor.

(b)	The Mortgagor must immediately pay or transfer to the Mortgagee, and before making that payment or transfer, must hold on trust for the Mortgagee:

(i)	any payment or distribution or benefit of security received by it; and

(ii)	an amount equal to any right of set-off exercised by it, contrary to this Clause.

15.8	Immediate recourse

To the extent permitted by law, neither the Mortgagee nor any Receiver is obliged, before exercising any right, power or remedy under this Deed or provided by law to:

(a)	make any demand of any person, except to the extent required by the Facility Agreement;

(b)	take any action or obtain judgment in any court against any person;

(c)	make or file any claim or proof in a bankruptcy, liquidation or dissolution of any person; or

(d)	enforce or seek to enforce any security taken in respect of, or under, any Finance Document or any other document or arrangement relating to the Secured Liabilities.

15.9	Exclusion of legislation

To the extent permitted by law, all legislation which (directly or indirectly):

(a)	lessens, varies or affects any obligation of the Mortgagor under this Deed; or

(b)	delays, prevents or prejudicially affects the exercise by the Mortgagee or any Receiver of any right, power or remedy under this Deed, is excluded from this Deed.

15.10	Additional security

The security created by this Deed:

(a)	is independent from, and in addition to; and

(b)	will not merge in, be prejudicially affected by, or prejudicially affect, any other Security Interest for any of the Secured Liabilities now or subsequently held by the Mortgagee.

16.	SET-OFF

16.1	Set-off

The Mortgagee may at any time while an Event of Default is continuing (and despite any settlement of account or any other matter) set-off any matured obligation due from the Mortgagor under any Finance Document (to the extent beneficially owned by the Mortgagee) against any matured obligation owed by the Mortgagee to the Mortgagor, regardless of the place of payment, booking branch or currency of either obligation.

16.2	Currencies

If the obligations are in different currencies, the Mortgagee may convert either obligation at a prevailing market rate of exchange for the purpose of the set-off.

17.	ASSIGNMENT

17.1	Mortgagor

The Mortgagor may not assign any of its rights or transfer any of its rights and obligations under this Deed without the prior written consent of the Mortgagee.

17.2	Mortgagee

(a)

The Mortgagee may assign its rights, or transfer (in whole or part) its rights and obligations, under this Deed to any person to whom it assigns its rights, or transfers its rights and obligations, under the Facility Agreement (in whole or part) in accordance with the terms of the Facility Agreement.

(b)

The Mortgagee may disclose any information regarding the Mortgagor, the Secured Liabilities or the Collateral to any potential assignee or transferee permitted in accordance with the terms of the Facility Agreement.

18.	COSTS AND EXPENSES AND INDEMNITY

18.1	Costs and expenses

The Mortgagor must pay on demand (on a full indemnity basis) all documented out- of-pocket costs and expenses of any kind incurred by the Mortgagee or any Receiver or Delegate in connection with:

(a)	the creation, perfection or registration of the security intended to be created by this Deed;

(b)	the actual or attempted protection, preservation or enforcement of the security created by this Deed;

(c)	the exercise, or attempted exercise, of any right, power or remedy under this Deed;

(d)	the conversion of an amount denominated in one currency into another;

(e)	the breach by the Mortgagor of any of its obligations under this Deed; or

(f)	any proceedings to recover the Secured Liabilities.

18.2	Indemnity

(a)

The Mortgagor must indemnify (on a full indemnity basis) the Mortgagee, any Receiver, any Delegate and any employee of any of them (each, an Indemnified Person) against any documented out-of-pocket cost, expense, loss, liability or claim, whether arising in contract, tort or otherwise, incurred by, or made against, any Indemnified Person in connection with anything:

(i)	referred to in Clause 18.1 (Costs and expenses); or

(ii)	done or not done by any Indemnified Person in relation to any Collateral or any right, power or remedy under this Deed.

(b)	This indemnity does not apply to any cost, expense, loss, liability or claim arising as a result of any Indemnified Person’s deliberate misconduct or deliberate default.

19.	RELEASE

At the end of the Security Period, the Mortgagee will (at the request and cost and expense of the Mortgagor):

(a)	execute all such documents and take all such actions as may be reasonably necessary to release the security created by this Deed; and

(b)	return to the Mortgagor any document delivered to the Mortgagee under Clause 4 (Documents to be delivered).

20.	COMMUNICATIONS

20.1	In writing

Any communication in connection with this Deed must be in writing and, unless otherwise stated, may be given in person, by registered post or fax.

20.2	Contact details

(a)	The contact details of the Mortgagor for this purpose are:

Address:	Level 18, Sohu.com Media Plaza

Block 3, No. 2 Kexueyuan South Road

Haidian District, Beijing 100190

People’s Republic of China

TEL number:	(8610) 62726611

Fax number:	(8610) 56412892

Attention:	Ms. Joanna Lv

or any substitute address, fax number or officer that the Mortgagor may by not less than five Business Days’ notice specify.

(b)	The contact details of the Mortgagee for this purpose are:

Address:	Shin-Marunouchi Building 12F, 1-5-1 Marunouchi, Chiyoda-ku,

Tokyo, Japan, 100-6512

Fax number:	+81 03-5219 8525

Attention:	Wang Meng/Han Jiangpeng

or any substitute address, fax number or officer that the Mortgagee may specify by not less than five Business Days’ notice.

20.3	Effectiveness

(a)	Except as provided below, any communication in connection with this Deed will be taken to be given:

(i)	(if it is delivered in person or left at an address) at the time it is delivered or left;

(ii)	(if it is sent by registered post) seven Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(iii)	(if it is sent by fax) when the transmission has been successfully completed.

(b)	A communication given under paragraph (a) above but received on a non-Business Day or after 5pm in the place of receipt will only be taken to be given on the next Business Day in that place.

20.4	Language

Any communication or document given in connection with this Deed must be in English or (if not in English) accompanied by a certified English translation. A certified English translation of any document will prevail and may be relied upon by the Mortgagee.

21.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

22.	GOVERNING LAW AND JURISDICTION

22.1	Governing law

The laws of the Cayman Islands govern this Deed and its interpretation.

22.2	Jurisdiction

(a)

The courts of the Cayman Islands have jurisdiction to settle any dispute or claim arising under, or in connection with, this Deed and the Mortgagor irrevocably submits to the jurisdiction of those courts.

(b)	Subject to any applicable law:

(i)	nothing contained in this Clause prevents the Mortgagee from bringing proceedings against the Mortgagor in any other court of competent jurisdiction; and

(ii)

if the Mortgagee brings proceedings against the Mortgagor in more than one jurisdiction, this does not prevent the Mortgagee from bringing proceedings (whether or not concurrent) against the Mortgagor in any other jurisdiction.

(c)	The Mortgagor irrevocably and unconditionally waives any:

(i)	objection which it may have at any time to any proceedings being brought against it in any court referred to in this Clause; and

(ii)	claim that those proceedings have been commenced in an inconvenient forum.

(d)

The Mortgagor unconditionally agrees that a judgment in any proceedings brought in any court referred to in this Clause will be conclusive and binding on the Mortgagor and may be enforced in the courts of any other jurisdiction.

This Deed is executed and delivered, and takes effect, as a deed on the date written above.

Schedule 1. Initial Shares

Company name and number	Changyou.com Limited (company number 192730)

Description of shares	Class B Ordinary Shares of US$0.01 par value each

Amount paid on shares	Fully paid

Number of shares	14,350,000 Class B Ordinary Shares, which represent 20% of the issued and outstanding shares of the Company, as of the Effective Time

Share certificate number(s)	1

Schedule 2. Form of share transfer form

SHARE TRANSFER FORM

Changyou.com Limited
Company	(company number 192730)
(Name, company number and address)	Cricket Square
Hutchins Drive
PO Box 2681
Grand Cayman
KY1-1111
Cayman Islands

Share(s)	Description	Number

Class B Ordinary Shares of US$0.01 par value each

Transferor	Sohu.com (Game) Limited
(Name and address)	(company number 204645)
Maples Corporate Services Limited,
P.O. Box 309,
Ugland House, South Church Street, George Town,
Grand Cayman KY1-1104, Cayman Islands
Transferee
(Name and address)

The Transferor, who is recorded in the Company’s register of members as the holder of the Share(s), transfers the Share(s) to the Transferee

Date

For and on behalf of
Transferor

The Transferor requests that all necessary entries be made in the Company’s register of members to record the transfer of the Share(s) to the Transferee

Share Mortgage (Target)

Schedule 3. Form of deed of appointment

Changyou.com Limited

(the Company)

DEED OF APPOINTMENT

We, Sohu.com (Game) Limited, of Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands are a shareholder of the Company.

This Deed relates to 14,350,000 Class B Ordinary Shares, which represent 20% of the issued and outstanding shares of the Company, as of the Effective Time (as defined in the Share Mortgage) (the Shares) that are registered in our name in the Company’s register of members.

Pursuant to an equitable share mortgage dated [●] (the Share Mortgage) between Industrial and Commercial Bank of China Limited, Tokyo Branch as mortgagee (the Appointee) and us, we have created an equitable mortgage and charge over (among other things) the Shares in favour of the Appointee.

Definitions and principles of construction in the Share Mortgage apply in this Deed unless the context requires otherwise.

We irrevocably appoint the Appointee as our:

1.

proxy to attend any meeting of shareholders of the Company (and any adjournment) and to exercise (or refrain from exercising) all voting rights attaching to the Shares in relation to any resolution considered by the meeting (or adjourned meeting) in any manner the Appointee thinks fit; and

2.	attorney (with full power to appoint substitutes and to delegate) to exercise all of our rights and powers as a shareholder of the Company, including to:

(a)	appoint any proxy to attend and vote at any meeting of shareholders of the Company;

(b)	sign or consent to any resolutions in writing of the shareholders of the Company; and

(c)	requisition any meeting of the shareholders of the Company.

We ratify and confirm anything that the Appointee may do under, or in connection with, this Deed.

This Deed is given to secure the Appointee’s proprietary interest in the Shares under the Share Mortgage. This Deed will remain in force until the Appointee notifies you in writing that the Secured Liabilities have been irrevocably and unconditionally paid or discharged the Secured Liabilities in full.

The laws of the Cayman Islands govern this Deed and its interpretation.

This Deed is executed and delivered, and takes effect, as a deed on the date written below.

DATED

EXECUTED as a deed on behalf of	)
SOHU.COM (GAME) LIMITED	)
)

Share Mortgage (Target)

Schedule 4. Form of letter of resignation

The Directors

Changyou.com Limited

Cricket Square

Hutchins Drive

PO Box 2681

Grand Cayman

KY1-1111

Cayman Islands

Changyou.com Limited (the Company)—resignation as a director

I resign as a director of the Company with immediate effect and without compensation for loss of office.

I confirm that I have no claim or right of action of any kind against the Company or any of its parents, subsidiaries or affiliates arising out of, or in connection with, my holding office with the Company or otherwise. To the extent that any such claim or right of action may exist, I irrevocably and unconditionally waive it and release each such person from any liability in respect of it.

The laws of the Cayman Islands govern this letter and its interpretation.

Yours faithfully

[Name]

Date

Share Mortgage (Target)

Schedule 5. Form of letter of authorisation

Industrial and Commercial Bank of China Limited, Tokyo Branch

Shin-Marunouchi Building 12F,

1-5-1 Marunouchi, Chiyoda-ku,

Tokyo, Japan, 100-6512

[Date]

Dear Sirs

Changyou.com Limited (the Company) - resignation authorisation

I refer to the equitable share mortgage dated on or about the date of this letter (the Share Mortgage) between Sohu.com (Game) Limited and Industrial and Commercial Bank of China Limited, Tokyo Branch as mortgagee (the Mortgagee) relating to shares in the Company.

Definitions and principles of construction in the Share Mortgage apply in this letter unless the context requires otherwise.

Enclosed is my signed but undated letter of resignation under which I resign as a director of the Company without compensation for loss of office.

The Mortgagee is irrevocably authorised to date and deliver my letter of resignation to the Company if an Event of Default is continuing.

The laws of the Cayman Islands govern this letter and its interpretation.

Yours faithfully

[Name]

Share Mortgage (Target)

Schedule 6. Form of letter agreement

Conyers Trust Company (Cayman) Limited,

Cricket Square Hutchins Drive PO Box 2681 Grand Cayman KY1-1111 Cayman Islands

Date: _____________________

Dear Sirs

Changyou.com Limited (the Company): Agreement re Register of Members of the Company

We hereby notify you that pursuant to an equitable share mortgage (the Mortgage) dated [●] 2020 between Sohu.com (Game) Limited, as mortgagor (the Mortgagor), and Industrial and Commercial Bank of China Limited, Tokyo Branch, as mortgagee (the Mortgagee), the Mortgagor has granted a security interest in favour of the Mortgagee over (among other things) 14,350,000 Class B Ordinary Shares, which represent 20% of the issued and outstanding shares of the Company, as of the Effective Time (as defined in the Mortgage), standing in its name on the register of members of the Company (the Register) and all the Additional Securities (as defined in the Mortgage) from time to time legally or beneficially owned by the Mortgagor in the Company (the Shares).

1.

You are to make an annotation of the existence of the Mortgage and the security interests created thereby in the Register and, only upon your receipt of the Discharge Notice (as defined below), you shall amend such annotation to record that the Mortgage and such security interests have been released and discharged.

2.

At any time after the Mortgagee notifies you in writing that an Event of Default (as defined in the Mortgage) has occurred, you are authorised and entitled to rely upon the instructions of the Mortgagee to register the Mortgagee or its nominee (as the Mortgagee may direct) in the Register as the registered holder of the Shares pursuant to the Mortgage (provided that the Mortgagee delivers to you a duly completed and executed transfer form together with the relevant share certificates (if any) in respect of the Shares being transferred), and to otherwise comply with any directions or instructions from the Mortgagee in relation thereto. Such authorisation and entitlement to rely upon the instructions of the Mortgagee shall only terminate upon your receipt of a notification in writing from the Mortgagee confirming that the Mortgage has been discharged (such notification being the Discharge Notice).

3.

In performing your obligations under the terms of this letter you shall be entitled to rely upon instructions given by, or purporting to be given by, a director or other officer or authorised signatory of the Mortgagee.

4.

The Mortgagee’s instructions shall prevail in all circumstances in respect of the matters referred to in paragraphs 1 and 2 above and you are entitled to comply with such instructions of the Mortgagee.

5.

The Company, the Mortgagor and the Mortgagee shall jointly and severally indemnify (on a full indemnity basis) and hold harmless you, the firm of Conyers Dill & Pearman and any entities, whether partnerships, companies or otherwise, owned or controlled by, or under common control with or affiliated with, Conyers Dill & Pearman as may be established from time to time (for themselves and on trust and as agents for the benefit of the other persons mentioned below), their successors and assigns and their respective directors, officers, employees, agents and partners present and future and each of them, as the case may be, against all liabilities, obligations losses, damages, penalties, actions, proceedings, claims, judgements, demands, costs, expenses or disbursements of any kind (including legal fees and expenses) whatsoever which you may reasonably incur or be subject to in consequence of acting pursuant to any instructions received from the Mortgagee in respect of the matters referred to in 1 and 2 above. This indemnity provision shall survive termination of the agreement set out in this letter

Share Mortgage (Target)

6.	The agreement set out in this letter shall terminate upon the earlier of the date of (i) the Discharge Notice and (ii) you ceasing to maintain the Register.

7.	The terms set out in this letter are governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

Share Mortgage (Target)

Yours faithfully

Authorised Signatory	Authorised Signatory
for and on behalf of the Company	for and on behalf of the Mortgagee
Changyou.com Limited	Industrial and Commercial Bank of China Limited, Tokyo Branch

Authorised Signatory
for and on behalf of the Mortgagor
Sohu.com (Game) Limited

Share Mortgage (Target)

Schedule 7. Form of letter of undertaking

To:	Industrial and Commercial Bank of China Limited, Tokyo Branch (the Mortgagee)

From:	Changyou.com Limited (the Company)

From:	Sohu.com (Game) Limited (the Mortgagor)

Date: _____________________

Dear Sirs

We refer to the equitable share mortgage dated [●] 2020 (as may be amended and/or supplemented from time to time, the Share Mortgage) between the Mortgagor and the Mortgagee.

Definitions and principles of construction in the Share Mortgage apply in this letter unless the context requires otherwise.

Pursuant to the Share Mortgage, the Mortgagor has created a mortgage and charge over (among other things) 14,350,000 Class B Ordinary Shares, which represent 20% of the issued and outstanding shares of the Company, as of the Effective Time (as defined in the Share Mortgage)) and any additional shares issued by the Company to the Mortgagor and/or any other shares mortgaged or charged by the Mortgagor pursuant to the Share Mortgage in the future that are registered in our name from time to time in the Register of Members (together, the Shares) in favour of the Mortgagee.

This letter of undertaking is given pursuant to the Share Mortgage.

For valuable consideration receipt of which is hereby acknowledged, the Company irrevocably undertakes to the Mortgagee as follows.

1.

Immediately upon receipt, it will act (or ensure that its registered office provider acts) in accordance with any dated, completed and signed document that is substantially in the form of Schedule 2 (Form of share transfer form), Schedule 3 (Form of deed of appointment) or Schedule 4 (Form of letter of resignation) of the Share Mortgage.

2.	Immediately upon becoming aware, it will notify the Mortgagee if:

a.	the Mortgagor attempts to do, or has done, anything in breach of Clause 7.3 (Restrictions on dealing) of the Share Mortgage; or

b.	the directors of the Company attempt to do, or have done, anything referred to in paragraph (a) of Clause 7.3 (Restrictions on dealing) of the Share Mortgage.

3.	It irrevocably waives any lien or right of forfeiture that may arise at any time during the Security Period under its memorandum or articles of association or otherwise in relation to the Collateral.

4.

It will ensure that, on each date on which a person is appointed as a director of the Company, the Mortgagee is provided with each document specified in Clause 4.3 (New directors) of the Share Mortgage.

5.

It will ensure that the Company’s shareholders do not pass any resolution to amend its memorandum or articles of association in any way that is prejudicial to the interests of the Mortgagee or inconsistent with the terms of the Share Mortgage.

Share Mortgage (Target)

6.	It irrevocably consents to any transfer of any Securities made under, or in connection with, the Share Mortgage.

7.	During the Security Period, it will only register in the Register of Members a transfer of Securities at the request, or with the prior written consent, of the Mortgagee.

8.	It will ensure that the Register of Members is annotated in accordance with paragraph (b) of Clause 4.1 (Initial Shares) and paragraph (b) of Clause 4.2 (Additional Securities) of the Share Mortgage.

9.	It will take all actions under this undertaking promptly, and in any event, in a timeframe that will allow the Mortgagor to comply with its obligations under the Share Mortgage.

10.	It will not issue a restrictions notice (as defined in the Companies Law) in relation to the Collateral without the Mortgagee’s prior written consent.

This letter may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this letter.

The laws of the Cayman Islands govern this letter and its interpretation.

This letter is executed as a deed and delivered, and takes effect, as a deed on the date written above.

Authorised Signatory	Authorised Signatory
for and on behalf of the Company	for and on behalf of the Mortgagor
Changyou.com Limited	Sohu.com (Game) Limited

Share Mortgage (Target)

Signature page

Mortgagor
EXECUTED as a deed on behalf of	)
Sohu.com (Game) Limited	)
)

Mortgagee
EXECUTED as a deed on behalf of	)
Industrial and Commercial Bank of China	)
Limited, Tokyo Branch	)

Share Mortgage (Target)